EXHIBIT 10.21

COMPROMISE AGREEMENT DATED NOVEMBER 19, 2001 BETWEEN

VIA NET.WORKS, INC. ET AL AND PETER SHEPHARD

1.    This Agreement dated 19th November 2001 is made between VIA NET.WORKS Inc. of 12100 Sunset Hills Road, Suite 110, Reston, VA 20190, U.S.A. (the “Employer”) and Peter Shephard of 1 Hillgrove, Chalfont St Peter, Bucks, SL9 0BT (the “Executive”).

2.    The Executive was employed by the Employer and the terms as set out in this Agreement have been agreed between the parties.

3.    The Executive’s employment by the Employer terminated on 19th November 2001 (“the Termination Date”) by reason of redundancy. The Executive will receive salary and all contractual benefits up to and including the Termination Date.

4.    This Agreement has effect for the purpose of compromising by means of full and final settlement all and any claims which the Executive has or may have against the Employer and/or Employer’s Group arising out of his employment or its termination including, but not limited to:

(a)  Any claim for pay in lieu of notice or damages for breach of contract;

(b)  Any claim for holiday pay;

(c)  Any claim for outstanding pay, overtime, bonuses or commission;

(d)  Any claim of unfair dismissal;

(e)  Any claim of sex discrimination or of victimisation under the Sex Discrimination Act 1975, any claim under the Equal Pay Act 1970 or under European Law;

(f)  Any claim of race discrimination or of victimisation under the Race Relations Act 1976;

(g)  Any claim for redundancy pay (whether statutory or contractual);

(h)  Any other complaint under the Employment Rights Act 1996 (including but not limited to Part II of such Act) or the Trade Union and Labour Relations (Consolidation) Act 1992;

(i)  Any claim under Part II of the Disability Discrimination Act 1995;

(j)  Any claim under the Working Time Regulations 1998;

(k)  Any claim under the Employment Relations Act 1999.

(l)  Any claim for outstanding compensation or wrongful or unfair dismissal relating to the Executive’s relationship with other VIA NET.WORKS companies;

but excluding any claim in respect of personal injury, which as the date hereof the Executive has no knowledge of any facts of circumstances that may give rise to a claim for personal injury.

4.1    Subject to 4.2, this Agreement has effect for the purposes of compromising by way of full and final settlement of all claims, which the Employer has or may have against the Executive relating to his employment.

4.2    The Executive warrants and represents to the Employer and the Employer’s Group that he is not aware as at the date of this Agreement of any circumstances which could give rise to a claim or which may affect the judgement of the Employer in agreeing to make the payments and/or provide the benefits under this Agreement. Clause 4.1 above shall not, in any event, apply to any claim relating to any criminal conduct, fraud, dishonesty or breach of fiduciary duty by the Executive.

5.    The Employer agrees to pay to the Executive the sum of £70,000 subject to appropriate deductions (if any) in respect of income tax and national insurance contributions, made up as follows:

(a)  £34,000 by way of compensation for loss of office; and

(b)  £36,000 in lieu of salary and benefits for the Executive’s notice period;

together the “Termination Payment”. The Termination Payment is to be made within 7 days of the Employer or its solicitors receiving a copy of this Agreement signed by the Executive and his Adviser. The Employer believes that in accordance with section 148 and Schedule 11 of the Income and Corporation Taxes Act 1988 the first £30,000 of the Termination Payment is not subject to tax and will therefore be paid gross. The Employer shall deduct basic rate income tax from the amount of the payment in excess of £30,000 and pay the balance to the Executive.

6.    The sum paid at clause 5 above shall become immediately repayable by the Executive to the Employer should the Executive at any time following the signature of this Agreement pursue a claim relating to any of the matters set out in clause 4 above against the Employer and/or Employer’s Group (excluding any claim for personal injury). Such payment shall not affect the enforceability of this Agreement.

7.    The parties to this Agreement believe the following statements to be true:

(a)  That the Executive has received independent legal advice from a relevant independent adviser (within the meaning of the Employment Rights (Dispute Resolution) Act 1998) as to the terms and effect of this Agreement and in particular its effect on his ability to pursue his rights before an Employment Tribunal (“the Advice”);

(b)  The relevant independent adviser referred to in paragraph (a) was Carolyn Soakell of the firm of Lewis Silkin Solicitors of 12 Gough Square, London, EC4A 3DW.

(c)  There was in force, when the Adviser gave the advice referred to in paragraph (a) a contract of insurance or an indemnity provided for members of a profession or professional body covering the risk of a claim by the Executive in respect of loss arising in consequence of the Advice.

8.    The parties believe this Agreement satisfies the conditions for regulating compromise agreements under the Employment Rights Act 1996, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Trade Union and Labour Relations (Consolidation) Act 1992, the Disability Discrimination Act 1995, the Working Time Regulations 1998, the Employment Relations Act 1999 and other appropriate statutory provisions.

9.    The Executive confirms that he has returned to the Employer all confidential information and all documents, files, correspondence, keys, business cards, computer and computer equipment and other property belonging to or relating to the Employer and/or Employer’s Group or their businesses and that, in the case of documents, files and correspondence, he has not taken or retained any copies.

10.    The Employer will maintain BUPA Health Cover for the Executive and his wife and children (on the same terms he enjoyed during employment) for three months from the Termination Date. For the avoidance of doubt the Executive’s car allowance will cease immediately on the Termination Date.

11.    The Executive shall keep the existence and terms of this Agreement and in particular the payments or benefits received by him under it strictly confidential. This clause shall not, however, prevent the Executive from discussing the details of this Agreement with his professional advisers or immediate family.

12.    Notwithstanding clause 5 above the Employer shall be solely responsible for any income tax or national insurance contributions which may be payable on the monies received by the Executive under this Agreement and/or any monies which are treated by the Inland Revenue as being paid under the Executive’s contract of employment and the Employer confirms that it will keep the Executive fully indemnified on a continuing basis in respect of any demand (or related penalty, costs or interest) made for income tax or national insurance contributions payable in respect thereof. The Employer will comply with its obligations under this clause within 14 working days of its receipt of a written request to so comply.

13.    Each Party undertakes that they will not directly or indirectly at any time make any statement which may have the effect of damaging or diminishing the reputation or goodwill of the other party and/or Employer’s Group or any officer or employee of the Employer and/or Employer’s Group.

14.    The Executive acknowledges that notwithstanding the termination of his employment he possesses information which is confidential to the Employer and/or Employer’s Group and their affairs and that the disclosure of such information to any third party would or may cause the Employer and/or Employer’s Group harm and damage. Accordingly, the Executive undertakes that he will not, save as required by law, directly or indirectly disclose to any third party any such confidential information. This clause shall not apply to information which shall become public knowledge other than through the act(s) or omission(s) of the Executive. Nothing in this Agreement shall prejudice the Executive’s continuing obligations to the Employer and/or Employer’s Group at common law.

15.    The Executive will immediately on signing this Agreement resign his offices as a director of the Employer in accordance with the draft letters attached at Schedule 1 of this Agreement.

16.    The Employer shall make an internal announcement regarding the termination of the Executive’s employment in accordance with the terms of the agreed statement set out at Schedule 2 of this Agreement, and any further announcement by the Employer or the Executive shall be in accordance with those terms.

17.    In this Agreement “Employer’s Group” means the Employer and all or any of the subsidiary or holding companies (as defined in Section 736 of the Companies Act 1985) for the time being of the Employer. The parties acknowledge and accept that the Employer executes this Agreement on behalf of and as trustee for every company in the Employer’s Group.

18.    The Employer will on request provide for the Employee a reference in the terms set out in Schedule 3 of this Agreement, and will respond to all oral enquiries for a reference in a manner consistent with Schedule 3.

Signed _______________
The Executive

Signed _______________
For the Employer

Signed _______________
The Adviser

SCHEDULE 1

November 19, 2001

The Board of Directors:

VIA NET.WORKS U.K. Limited
Senator House, 85 Queen Victoria Street
London United Kingdom EC4V 4JL

Netlink Internet Services Limited
Eversheds House, 70 Great Bridgewater Street
Manchester United Kingdom M1 5ES

Worldwide Web Services Limited
Eversheds House, 70 Great Bridgewater Street
Manchester United Kingdom M1 5ES

i-way Limited
Eversheds House, 70 Great Bridgewater Street
Manchester United Kingdom M1 5ES

i-way Oxford Limited
Oswald House, 24-26 Queens Road
Reading, Berkshire United Kingdom RG1 4AU

VIA NET.WORKS U.K. Holding Limited
Eversheds House, 70 Great Bridgewater Street
Manchester United Kingdom M1 5ES

VIA NET.WORKS Ireland Limited
26 Upper Fitzwilliam Street
Dublin 2, Ireland

VIA NET.WORKS Italia S.p.A.
3 Via Fieno
Milan, Italy 20121

VIA NET.WORKS Holdco Italy S.r.L.
40 Via Turati
Milan, Italy 20121

VIA NET.WORKS Portugal-Technologias de Informação
Praça Duque de Saldanha, 1,Edificio Atrium Saldanha
Lisboa, Portugal

SurfTrade Portugal-Multimédia e Internet, S.A.
Praça Duque de Saldanha, 1,Edificio Atrium Saldanha
Lisboa, Portugal

VIA NET.WORKS Espana, S.L.
Avenida Blas de Infante 6
Sevilla, Spain

Dear Sir,

I hereby confirm my resignation as Director of the above-named Companies with immediate effect and I confirm that I have no right or claim against the Companies or any of its subsidiaries for loss of office.

SIGNED, AS A DEED by Peter Shephard
in the presence of:

Witness Signature:

Name:

Address:

Occupation:

SCHEDULE 2

Peter Shephard, who has served the VIA NET.WORKS Group for nearly two years, has left the company on November 19, 2001 as part of the recent global restructuring of the business. We wish him well for the future.